Exhibit 99.1

NRG Energy, Inc. Reports Third Quarter Results, Initiates 2025 Guidance,
and Introduces Adjusted Net Income and Adjusted EPS

•Strong third quarter 2024 financial and operating results; reaffirming recently raised 2024 guidance
•Increasing 2024 share repurchase plan to $925 million, and on target to achieve investment grade credit metrics by the end of 2024
•Initiating 2025 financial guidance with long-term Adjusted Earnings per Share (Adjusted EPS) growth target of greater than 10% from raised 2024 guidance
•Announcing 2025 capital allocation with $1.355 billion of share repurchases; share repurchase authorization increased by $1 billion to $3.7 billion through 2025
•Partnering with Renew Home and Google Cloud to create and operationalize 1 GW of Virtual Power Plant platform capacity in Texas
•New build: 415 MW T.H. Wharton peaking generation facility near Houston, selected by the Texas Energy Fund to proceed to due diligence

HOUSTON—November 8, 2024—NRG Energy, Inc. (NYSE: NRG) today reports strong third quarter 2024 financial results and reaffirms its raised guidance ranges.

“We had another excellent quarter, posting strong performance across the company,” said Larry Coben, NRG Chair, President and Chief Executive Officer. “NRG's financial position has never been stronger as evidenced by our raised 2024 guidance and the 2025 guidance we initiated today. We continue to look to add new capacity to our portfolio, and our exciting new partnership with Renew Home provides further validation of our customer-focused strategy.”

Consolidated Financial Results
Table 1:

	Three Months Ended		Nine Months Ended
($ in millions, except per share amounts)	9/30/2024	9/30/2023	9/30/2024	9/30/2023
Net (Loss)/Income	$(767)	$343	$482	$(684)
(Loss)/Income per Weighted Average Common Share — Basic	$(3.79)	$1.42	$2.08	$(3.14)
Adjusted EBITDA[a]	$1,055	$987	$2,887	$2,458
Adjusted Net Income[b]	$393	$360	$1,066	$849
Adjusted EPS[c]	$1.90	$1.57	$5.15	$3.69
Cash Provided/(Used) by Operating Activities	$31	$566	$1,354	$(462)
Free Cash Flow Before Growth Investments (FCFbG)	$815	$355	$1,438	$983

a Adjusted EBITDA recast to exclude all impacts of amortization of capitalized contract costs related to fulfillment, now reflected in depreciation and amortization referenced below
b Not previously provided, Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'; see appendix tables A-1-A-6

c Not previously provided, Adjusted EPS calculated based on Adjusted Net Income divided by weighted average number of common shares outstanding - basic

For the third quarter of 2024, GAAP Net Loss was $(767) million as a result of the impact of unrealized non-cash mark-to-market losses on commodity hedges, and GAAP Cash Provided by Operating Activities was $31 million. NRG produced Adjusted EBITDA of $1,055 million and Free Cash Flow before Growth Investments of $815 million in the quarter, an increase of $68 million and $460 million, respectively, over the same period in the prior year. Year-over-year improved financial performance was driven primarily by margin expansion across all NRG reporting segments.

Introduction of Adjusted Net Income and Adjusted EPS Metrics

NRG is introducing new metrics to enhance its financial reporting. Adjusted Net Income and Adjusted EPS offer additional insight into the performance of the Company, and highlight the maturity and predictability of NRG's integrated platform and robust capital return program. The Company will continue to report and provide guidance on Adjusted EBITDA and FCFbG alongside Adjusted Net Income and Adjusted EPS to ensure transparency and to allow for continuity of analysis.

Adjusted Net Income and Adjusted EPS are both non-GAAP measures. The Company defines Adjusted EPS as the Adjusted Net Income available to common shareholders, divided by the weighted average number of basic common shares outstanding. With the retirement of the callable and fully hedged Convertible Senior Notes scheduled to occur in 2025, the weighted average number of basic common shares outstanding will provide a more accurate view of recurring per-share earnings.

The Company calculates Adjusted Net Income and Adjusted EPS metrics using an adjusted effective tax rate. Actual cash taxes are materially lower than book income tax expense due to NRG's tax attributes, primarily comprised of sizable gross Net Operating Losses (NOL), which are forecasted to be $7.2 billion as of December 31, 2024.

The Company has also recast all amortization of capitalized customer acquisition costs from selling general & administrative expenses and cost of operations into the depreciation and amortization line item of the Company's financial statements. All reported figures have been updated to reflect this change, and historical periods have been recast to aid with comparison. This recast only affects Adjusted EBITDA and has no impact on Adjusted Net Income, Adjusted EPS, or FCFbG.

Raised 2024 Guidance

On September 25, 2024, NRG raised its 2024 Adjusted EBITDA guidance to $3,525 - $3,675 million from $3,300 - $3,550 million and FCFbG guidance to $1,975 - $2,125 million from $1,825 - $2,075 million. With the recasting of the amortization of capitalized customer acquisition costs described above, the 2024 Adjusted EBITDA guidance issued on September 25, 2024 is now $3,655 - $3,805 million, an increase of $130 million. 2024 FCFbG guidance is not changed by the recasting of capitalized contract costs which are non-cash items.

NRG is also providing 2024 ranges for Adjusted Net Income and Adjusted EPS of $1,235 - $1,385 and $5.95 - $6.75, respectively. In the third quarter 2024, the Company earned $393 million of Adjusted Net Income and $1.90 of Adjusted EPS.

Table 2: Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and FCFbG Guidance for 2024a

	2024	2024
($ in millions, except per share amounts)	Original Guidance	Raised Guidance
Adjusted EBITDA[b]	$3,430 - $3,680	$3,655 - $3,805
Adjusted Net Income[c]	$1,040 - $1,290	$1,235 - $1,385
Adjusted EPS[d]	$5.00 - $6.30	$5.95 - $6.75
FCFbG	$1,825 - $2,075	$1,975 - $2,125
a Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and FCFbG are non-GAAP financial measures; see Appendix Tables A-10-A-12 for GAAP Reconciliation. Adjusted EBITDA, Adjusted Net Income and Adjusted EPS exclude fair value adjustments related to derivatives. The Company does not guide to GAAP Net Income due to the impact of such fair value adjustments related to derivatives in a given year
b Adjusted EBITDA recast to exclude all impacts of amortization of capitalized contract costs related to fulfillment, now reflected in depreciation and amortization
c Not previously provided, Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'; see appendix table A-10 and A-11 for GAAP Reconciliations

d Not previously provided, Adjusted EPS calculated based on Adjusted Net Income divided by forecasted weighted average number of common shares outstanding - basic

2024 Capital Allocation

NRG reaffirms its capital allocation policy targeting approximately 80% of recurring cash available for allocation after debt reduction to return of capital, and approximately 20% to strategic growth. The Company is increasing its share repurchase allocation for 2024 from $825 million to $925 million. Through the third quarter of 2024, the Company continued to repurchase shares in the open market, with $544 million completed as of October 31, 2024. The Company expects to complete the entire $925 million of 2024 repurchases near the end of the fourth quarter.

As of September 30, 2024, NRG has executed approximately $1.6 billion of debt reduction since the closing of the Vivint acquisition in March 2023. The Company had set a goal of achieving investment grade credit metrics by the end of 2025, and as a result of its strategic liability management plan and financial out-performance, NRG is on track to achieve its target by the end of 2024, a full year earlier than the original target.

On October 11, 2024, the Board of Directors declared a quarterly dividend on the Company's common stock of $0.4075 per share, or $1.63 per share on an annualized basis. The dividend is payable on November 15, 2024, to stockholders of record as of November 1, 2024.

Initiating 2025 Guidance and Capital Allocation Plan

NRG initiates 2025 guidance as follows:

Table 3: Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, and FCFbG Guidance for 2025a

	2024	2025	2025
($ in millions, except per share amounts)	Raised Guidance	Guidance	Guidance Midpoint
Adjusted EBITDA[b]	$3,655 - $3,805	$3,725 - $3,975	$3,850
Adjusted Net Income[c]	$1,235 - $1,385	$1,330 - $1,530	$1,430
Adjusted EPS[d]	$5.95 - $6.75	$6.75 - $7.75	$7.25
FCFbG	$1,975 - $2,125	$1,975 - $2,225	$2,100
a Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and FCFbG are non-GAAP financial measures; see Appendix Tables A-10-A-12 for GAAP Reconciliation. Adjusted EBITDA, Adjusted Net Income and Adjusted EPS exclude fair value adjustments related to derivatives. The Company does not guide to GAAP Net Income due to the impact of such fair value adjustments related to derivatives in a given year
b Adjusted EBITDA recast to exclude all impacts of amortization of capitalized contract costs related to fulfillment, now reflected in depreciation and amortization
c Not previously provided, Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'; see appendix table A-10 and A-11 for GAAP Reconciliation
d Not previously provided, Adjusted EPS calculated based on Adjusted Net Income divided by forecasted weighted average number of common shares outstanding - basic

The year-over-year increases in the guidance ranges reflect continued improved execution across all of NRG's businesses, and the expected achievement of NRG's previously announced revenue and cost synergy programs which more than offset the loss of Airtron's financial contribution due to the sale of the business. The guidance ranges reflect a flat power price environment and are not dependent on tightening power markets or price speculation, and do not include any potential contributions from sites, or other similar opportunities.

The Company is also announcing its 2025 capital allocation plan which adheres to its previously announced policy. The plan includes $1.3 billion in share repurchases and an 8% increase of the annual common dividend to $1.76 per share. NRG's Board of Directors has approved an increase of the Company's share repurchase authorization through 2025 to $3.7 billion from $2.7 billion.

NRG's share repurchase program and common stock dividend are subject to maintaining satisfactory credit metrics, available capital, market conditions, and compliance with associated laws and regulations. The timing and amount of any shares of

NRG’s common stock repurchased under the share repurchase authorization will be determined by NRG’s management based on market conditions and other factors. NRG will only repurchase shares when management believes it would not jeopardize the Company’s ability to maintain satisfactory credit ratings.

Long-Term Adjusted EPS Growth

NRG plans to deliver a long-term cumulative annual growth rate (CAGR) for Adjusted EPS of greater than 10% measured from the midpoint of its raised 2024 guidance. The Company projects this long-term growth rate utilizing a flat power price environment and is not dependent on tightening markets or power price speculation. This projected growth rate also excludes potential earnings uplift from the 21 sites and ERCOT natural gas new build projects not selected by the Texas Energy Fund (TEF). Rather, the CAGR is derived from the Company's organic growth plan comprised of identified initiatives resulting in an incremental $750 million of annual run-rate Adjusted EBITDA by 2029, and over $8 billion of cumulative return of capital from 2025 through 2029.

Strategic Developments

Partnering with Renew Home and Google Cloud to Develop Virtual Power Plant

NRG has entered into a definitive partnership agreement with Renew Home, a leading Virtual Power Plant platform (VPP) formed by the combination of Google's Nest Renew and OhmConnect. This first-of-its-kind commercial partnership reinforces NRG's customer focus and brings to market unique products and services which will help customers save money while enjoying the benefits of a seamless energy and smart home experience. Leveraging Google Cloud's AI and cloud platforms, NRG and Renew Home plan to develop a VPP portfolio of up to 1 GW of load management capacity, with instantaneous dispatch value during peak events and tight supply conditions. Participating customers will enroll in an NRG branded energy plan and will be eligible for favorable rates on Vivint Smart Home services and additional products. The partnership will initially focus in Texas, with Renew Home supporting upfront customer acquisition costs and Google Nest integration.

Texas Energy Fund

The Public Utilities Commission of Texas (PUCT) selected NRG's 415 MW new build of the T.H. Wharton peaking facility to move forward through its next phase of diligence.

Airtron HVAC Sale

On September 16, 2024, NRG closed the sale of its HVAC business unit Airtron for a purchase price of $500 million and net cash proceeds of $484 million, with approximately $425 million expected after taxes and fees. Airtron is a leading installer of HVAC systems for residential new construction homes and was acquired as part of the Direct Energy acquisition in 2021. The opportunistic divestiture was completed at an accretive 8.6x multiple on 2023 Adjusted EBITDA.

Segments Results

Table 4: Net (Loss)/Income

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/2024	9/30/2023	9/30/2024	9/30/2023
Texas	$(1,056)	$463	$259	$1,532
East	88	316	1,116	(1,187)
West/Services/Other[a]	230	(432)	(842)	(963)
Vivint Smart Home[b]	$(29)	$(4)	$(51)	$(66)
Net (Loss)/Income	$(767)	$343	$482	$(684)
a Includes Corporate segment
b Vivint Smart Home acquired in March 2023

Net Loss for the third quarter of 2024 was $(767) million, $1.1 billion lower than the third quarter of 2023. This was primarily driven by higher unrealized non-cash mark-to-market losses on economic hedges in Texas in 2024 impacted by a decrease in ERCOT forward power prices, partially offset by the gain on the sale of Airtron recorded in September of 2024. Certain hedge positions are required to be marked-to-market every period, while the customer contracts related to these items are not, resulting in temporary unrealized losses or gains on the economic hedges that are not reflective of the expected economics at future settlement.

Table 5: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/2024	9/30/2023	9/30/2024	9/30/2023
Texas	$584	$552	$1,255	$1,310
East	164	171	724	562
West/Services/Other[a]	50	25	179	51
Vivint Smart Home[b]	$257	$239	$729	$535
Adjusted EBITDA[c]	$1,055	$987	$2,887	$2,458
a Includes Corporate segment
b Vivint Smart Home acquired in March 2023
c Adjusted EBITDA recast to exclude all impacts of amortization of capitalized contract costs related to fulfillment, now reflected in depreciation and amortization

Texas: Third quarter Adjusted EBITDA was $584 million, $32 million higher than the third quarter of 2023. This increase was a result of higher gross margin including lower supply costs and higher revenue rates, partially offset by asset sales in 2023.

East: Third quarter Adjusted EBITDA was $164 million, $7 million lower than the third quarter of 2023. This decrease was driven by higher operating expenses, partially offset by increased retail natural gas margins and increased customer counts.

West/Services/Other: Third quarter Adjusted EBITDA was $50 million, $25 million higher than the third quarter of 2023. This increase was primarily driven by lower retail power supply costs, partially offset by timing of outages at Cottonwood.

Vivint Smart Home: Third quarter Adjusted EBITDA was $257 million, $18 million higher than the third quarter of 2023. The 8% increase was attributable to growth in subscriber count, an increase in monthly recurring revenue per subscriber, and a decrease in monthly recurring net service cost per subscriber.

Liquidity and Capital Resources
Table 6: Corporate Liquidity

($ in millions)	9/30/24	12/31/23
Cash and Cash Equivalents	$1,104	$541
Restricted Cash	10	24
Total	1,114	565
Total Revolving Credit Facility and collective collateral facilities	5,330	4,278
Total Liquidity, excluding collateral deposited by counterparties	$6,444	$4,843

As of September 30, 2024, NRG's unrestricted cash was $1.1 billion and $5.3 billion was available under the Company’s credit facilities. Total liquidity increased $1.6 billion from the end of 2023 to $6.4 billion, primarily due to an increase in availability of $1.1 billion in the Receivables Facility and proceeds on hand from the Airtron sale, partly offset by $210 million in other facilities.

Earnings Conference Call
On November 8, 2024, NRG will host a conference call at 9:00 a.m. Eastern (8:00 a.m. Central) to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials through the investor relations website under “presentations and webcasts” on investors.nrg.com. The webcast will be archived on the site for those unable to listen in real-time.

About NRG
NRG Energy is a leading energy and home services company powered by people and our passion for a smarter, cleaner, and more connected future. A Fortune 500 company operating in the United States and Canada, NRG delivers innovative solutions that help people, organizations, and businesses achieve their goals while also advocating for competitive energy markets and customer choice. More information is available at www.nrg.com. Connect with NRG on Facebook and LinkedIn, and follow us on X (formerly known as Twitter), @nrgenergy.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power, gas and smart home markets, the volatility of energy and fuel prices, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, changes in government or market regulations, the condition of capital markets generally and NRG’s ability to access capital markets, NRG’s ability to execute its supply strategy, risks related to data privacy, cyberterrorism and inadequate cybersecurity, the loss of data, unanticipated outages at NRG’s generation facilities, NRG’s ability to achieve its net debt targets, adverse results in current and future litigation, complaints, product liability claims and/or adverse publicity, failure to identify, execute or successfully implement acquisitions or asset sales, risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process, the impact of changes in consumer spending patterns, consumer preferences, geopolitical tensions, demographic trends, supply chain disruptions, NRG’s ability to implement value enhancing improvements to plant operations and company wide processes, NRG’s ability to achieve or maintain investment grade credit metrics, NRG’s ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, NRG’s ability to operate its business efficiently, NRG’s ability to retain customers, the ability to successfully integrate businesses of acquired companies, including Vivint Smart Home, NRG’s ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, NRG’s ability to execute its capital allocation plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Adjusted EBITDA, cash provided by operating activities and Free Cash Flow before Growth, Adjusted Net Income, and Adjusted EPS guidance are estimates as of November 8, 2024. These estimates are based on assumptions NRG believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results

of Operations” in NRG’s most recent Annual Report on Form 10-K, and in subsequent SEC filings. NRG’s forward-looking statements speak only as of the date of this communication or as of the date they are made.

Contacts

Media	Investors
Chevalier Gray	Brendan Mulhern
832.763.3454	609.524.4767

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except for per share amounts)	2024	2023	2024	2023
Revenue
Revenue	$7,223	$7,946	$21,311	$22,016
Operating Costs and Expenses
Cost of operations (excluding depreciation and amortization shown below)	7,239	6,406	17,229	20,137
Depreciation and amortization	352	359	1,045	921
Impairment losses	—	—	15	—
Selling, general and administrative costs (excluding amortization of customer acquisition costs of $55, $36, $144 and $84, respectively, which are included in depreciation and amortization shown separately above)	645	602	1,739	1,502
Acquisition-related transaction and integration costs	7	18	22	111
Total operating costs and expenses	8,243	7,385	20,050	22,671
Gain on sale of assets	208	—	209	202
Operating (Loss)/Income	(812)	561	1,470	(453)
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	6	6	13	16
Other income, net	5	14	38	43
Loss on debt extinguishment	—	—	(260)	—
Interest expense	(213)	(173)	(528)	(472)
Total other expense	(202)	(153)	(737)	(413)
(Loss)/Income Before Income Taxes	(1,014)	408	733	(866)
Income tax (benefit)/expense	(247)	65	251	(182)
Net (Loss)/Income	$(767)	$343	$482	$(684)
Less: Cumulative dividends attributable to Series A Preferred Stock	17	17	51	38
Net (Loss)/Income Available for Common Stockholders	$(784)	$326	$431	$(722)
(Loss)/Income per Share
Weighted average number of common shares outstanding — basic	207	230	207	230
(Loss)/Income per Weighted Average Common Share — Basic	$(3.79)	$1.42	$2.08	$(3.14)
Weighted average number of common shares outstanding — diluted	207	232	213	230
(Loss)/Income per Weighted Average Common Share —Diluted	$(3.79)	$1.41	$2.02	$(3.14)

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions)	2024	2023	2024	2023
Net (Loss)/Income	$(767)	$343	$482	$(684)
Other Comprehensive (Loss)/Income
Foreign currency translation adjustments	6	(8)	(4)	—
Defined benefit plans	(8)	1	(10)	—
Other comprehensive (loss)/income	(2)	(7)	(14)	—
Comprehensive (Loss)/Income	$(769)	$336	$468	$(684)

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
(In millions, except share data)	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$1,104	$541
Funds deposited by counterparties	12	84
Restricted cash	10	24
Accounts receivable, net	3,258	3,542
Inventory	540	607
Derivative instruments	2,456	3,862
Cash collateral paid in support of energy risk management activities	449	441
Prepayments and other current assets	782	626
Total current assets	8,611	9,727
Property, plant and equipment, net	1,818	1,763
Other Assets
Equity investments in affiliates	49	42
Operating lease right-of-use assets, net	172	179
Goodwill	5,018	5,079
Customer relationships, net	1,648	2,164
Other intangible assets, net	1,439	1,763
Derivative instruments	1,747	2,293
Deferred income taxes	2,098	2,251
Other non-current assets	1,124	777
Total other assets	13,295	14,548
Total Assets	$23,724	$26,038

	September 30, 2024	December 31, 2023
(In millions, except share data)	(Unaudited)	(Audited)

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$258	$620
Current portion of operating lease liabilities	77	90
Accounts payable	1,994	2,325
Derivative instruments	2,351	4,019
Cash collateral received in support of energy risk management activities	12	84
Deferred revenue current	761	720
Accrued expenses and other current liabilities	1,895	1,642
Total current liabilities	7,348	9,500
Other Liabilities
Long-term debt and finance leases	10,422	10,133
Non-current operating lease liabilities	125	128
Derivative instruments	1,469	1,488
Deferred income taxes	8	22
Deferred revenue non-current	919	914
Other non-current liabilities	913	947
Total other liabilities	13,856	13,632
Total Liabilities	21,204	23,132
Commitments and Contingencies
Stockholders' Equity
Preferred stock; 10,000,000 shares authorized; 650,000 Series A shares issued and outstanding at September 30, 2024 and December 31, 2023, aggregate liquidation preference of $650; at September 30, 2024 and December 31, 2023	650	650
Common stock; $0.01 par value; 500,000,000 shares authorized; 264,056,285 and 267,330,470 shares issued and 204,929,327 and 208,130,950 shares outstanding at September 30, 2024 and December 31, 2023, respectively	3	3
Additional paid-in-capital	3,145	3,416
Retained earnings	977	820
Treasury stock, at cost; 59,126,958 shares and 59,199,520 shares at September 30, 2024 and December 31, 2023, respectively	(2,150)	(1,892)
Accumulated other comprehensive loss	(105)	(91)
Total Stockholders' Equity	2,520	2,906
Total Liabilities and Stockholders' Equity	$23,724	$26,038

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In millions)	2024	2023
Cash Flows from Operating Activities
Net Income/(Loss)	$482	$(684)
Adjustments to reconcile net income/(loss) to cash provided/(used) by operating activities:
Equity in and distributions from earnings of unconsolidated affiliates	(6)	(16)
Depreciation of property, plant and equipment and amortization of customer relationships and other intangible assets	814	813
Amortization of capitalized contract costs	231	108
Accretion of asset retirement obligations	29	14
Provision for credit losses	228	165
Amortization of nuclear fuel	—	42
Amortization of financing costs and debt discounts	32	42
Loss on debt extinguishment	260	—
Amortization of in-the-money contracts and emissions allowances	83	111
Amortization of unearned equity compensation	82	87
Net gain on sale of assets and disposal of assets	(197)	(187)
Impairment losses	15	—
Changes in derivative instruments	268	1,553
Changes in current and deferred income taxes and liability for uncertain tax benefits	134	(225)
Changes in collateral deposits in support of risk management activities	(80)	(1,188)
Changes in nuclear decommissioning trust liability	—	(4)
Changes in other working capital	(1,021)	(1,093)
Cash provided/(used) by operating activities	$1,354	$(462)
Cash Flows from Investing Activities
Payments for acquisitions of businesses and assets, net of cash acquired	$(33)	$(2,502)
Capital expenditures	(286)	(493)
Net purchases of emissions allowances	(16)	(25)
Investments in nuclear decommissioning trust fund securities	—	(293)
Proceeds from the sale of nuclear decommissioning trust fund securities	—	280
Proceeds from sales of assets, net of cash disposed	495	229
Proceeds from insurance recoveries for property, plant and equipment, net	3	173
Cash provided/(used) by investing activities	$163	$(2,631)
Cash Flows from Financing Activities
Proceeds from issuance of preferred stock, net of fees	$—	$635
Payments of dividends to preferred and common stockholders	(322)	(295)
Equivalent shares purchased in lieu of tax withholdings	(45)	(19)
Payments for share repurchase activity	(316)	(50)
Net (payments)/receipts from settlement of acquired derivatives that include financing elements	(2)	332
Net proceeds of Revolving Credit Facility and Receivable Securitization Facilities	—	300
Proceeds from issuance of long-term debt	875	731
Payments of debt issuance costs	(13)	(29)
Repayments of long-term debt and finance leases	(960)	(15)
Payments for debt extinguishment costs	(258)	—
Proceeds from credit facilities	1,050	3,020
Repayments to credit facilities	(1,050)	(3,020)
Cash (used)/provided by financing activities	$(1,041)	$1,590
Effect of exchange rate changes on cash and cash equivalents	1	—
Net Increase/(Decrease) in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	477	(1,503)
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	649	2,178
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$1,126	$675

Appendix Table A-1: Third Quarter 2024 Adjusted EBITDA Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net (Loss)/Income1:

($ in millions, except per share amounts)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total
Net (Loss)/Income	$(1,056)	$88	$148	$(29)	$82	$(767)
Plus:
Interest expense, net	1	1	7	74	122	205
Income tax	—	1	—	(8)	(240)	(247)
Depreciation and amortization[2]	81	39	23	198	11	352
ARO Expense	11	14	1	—	—	26
Contract and emission credit amortization, net	5	(4)	4	—	—	5
EBITDA	(958)	139	183	235	(25)	(426)
Stock-based compensation	6	2	2	15	—	25
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	2	—	—	2
Acquisition and divestiture integration and transaction costs	—	—	—	1	8	9
Cost to achieve	—	—	—	—	6	6
Deactivation costs	—	4	—	—	—	4
(Gain) on sale of assets	—	—	(208)	—	—	(208)
Other and non-recurring charges	(1)	10	—	6	(2)	13
Mark to market (MtM) losses on economic hedges	1,537	9	84	—	—	1,630
Adjusted EBITDA	$584	$164	$63	$257	$(13)	$1,055
Interest expense, net						(205)
Depreciation and amortization						(352)
Adjusted Income before income taxes						498
Adjusted income tax[3]						(88)
Adjusted Net Income before Preferred Stock dividends						410
Cumulative dividends attributable to Series A Preferred Stock						(17)
Adjusted Net Income[4]						393
Weighted average number of common shares outstanding - basic						207
Adjusted EPS						$1.90
1 Adjusted EBITDA recast to exclude all impacts of amortization of capitalized contract costs related to fulfillment, now reflected in depreciation and amortization
2 Depreciation and amortization recast to include impact of amortization of capitalized contract costs
3 Income tax calculated using Adjusted effective tax rate (ETR) on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits, consisting of incentive tax credit in connection with renewable projects as well as production tax credits for carbon recapture for pre-IRA periods
4 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'

Third Quarter 2024 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$3,301	$2,606	$828	$499	$(11)	$7,223
Cost of fuel, purchased power and other cost of sales[2]	2,222	2,166	651	37	(5)	5,071
Economic gross margin	1,079	440	177	462	(6)	2,152
Operations & maintenance and other cost of operations[3]	240	119	64	66	2	491
Selling, marketing, general and administrative[4]	255	154	64	138	3	614
Other	—	3	(14)	1	2	(8)
Adjusted EBITDA	$584	$164	$63	$257	$(13)	$1,055
1 Excludes MtM gain of $(8) million and contract amortization of $8 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expenses of $26 million, other and non-recurring charges of $10 million, deactivation costs of $4 million and stock-based compensation of $2 million
4 Excludes stock-based compensation of $23 million, cost to achieve of $6 million, acquisition and divestiture integration and transaction costs of $3 million and other and non-recurring charges of $(1) million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$7,223	$8	$(8)	$—	$—	$7,223
Cost of operations (excluding depreciation and amortization shown below)[1]	6,706	3	(1,638)	—	—	5,071
Depreciation and Amortization	352	(352)	—	—	—	—
Gross margin	165	357	1,630	—	—	2,152
Operations & maintenance and other cost of operations	533	—	—	(4)	(38)	491
Selling, marketing, general & administrative	645	—	—	—	(31)	614
Other	(246)	42	—	—	196	(8)
Net (Loss)/Income	$(767)	$315	$1,630	$4	$(127)	$1,055
1 Excludes operations & maintenance and other cost of operations of $533 million
2 Other adj. includes ARO expenses of $26 million, stock-based compensation of $25 million, other and non-recurring charges of $13 million, acquisition and divestiture integration and transaction costs of $9 million, cost to achieve of $6 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $2 million and gain on sale of assets of $(208) million

Appendix Table A-2: Third Quarter 2023 Adjusted EBITDA Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss)1:

($ in millions, except per share amounts)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total
Net Income/(Loss)	$463	$316	$(168)	$(4)	$(264)	$343
Plus:
Interest expense, net	(1)	(2)	6	43	109	155
Income tax	—	(2)	(37)	(20)	124	65
Depreciation and amortization[2]	84	39	24	203	9	359
ARO Expense	3	6	—	—	—	9
Contract and emission credit amortization, net	5	(16)	4	—	—	(7)
EBITDA	554	341	(171)	222	(22)	924
Stock-based compensation	4	2	1	19	—	26
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	3	—	—	3
Acquisition and divestiture integration and transaction costs	—	—	—	2	18	20
Deactivation costs	—	9	2	—	—	11
Other and non-recurring charges[3]	(48)	3	(2)	(4)	1	(50)
Mark to market (MtM) losses/(gains) on economic hedges	42	(184)	195	—	—	53
Adjusted EBITDA	$552	$171	$28	$239	$(3)	$987
Interest expense, net						(155)
Depreciation and amortization						(359)
Adjusted Income before income taxes						473
Adjusted income tax[4]						(96)
Adjusted Net Income before Preferred Stock dividends						377
Cumulative dividends attributable to Series A Preferred Stock						(17)
Adjusted Net Income[5]						360
Weighted average number of common shares outstanding - basic						230
Adjusted EPS						$1.57

1 Adjusted EBITDA recast to exclude all impacts of amortization of capitalized contract costs related to fulfillment, now reflected in depreciation and amortization
2 Depreciation and amortization recast to include impact of amortization of capitalized contract costs
3 Other and non-recurring includes $(50) million of property insurance proceeds
4 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits, consisting of incentive tax credit in connection with renewable projects as well as production tax credits for carbon recapture for pre-IRA periods
5 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'

Third Quarter 2023 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/Services/ Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$3,686	$2,875	$987	$478	$(5)	$8,021
Cost of fuel, purchased power and other cost of sales[2]	2,659	2,449	844	36	(3)	5,985
Economic gross margin	1,027	426	143	442	(2)	2,036
Operations & maintenance and other cost of operations[3]	256	110	58	56	(1)	479
Selling, marketing, general & administrative[4]	221	143	64	146	3	577
Other	(2)	2	(7)	1	(1)	(7)
Adjusted EBITDA	$552	$171	$28	$239	$(3)	$987
1 Excludes MtM loss of $70 million and contract amortization of $5 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes other and non-recurring charges of $(51) million, deactivation costs of $11 million, ARO expense of $9 million and stock-based compensation of $2 million
4 Excludes stock-based compensation of $24 million, acquisition and divestiture integration and transaction costs of $2 million and other non-recurring charges of $(1) million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$7,946	$5	$70	$—	$—	$8,021
Cost of operations (excluding depreciation and amortization shown below)[1]	5,956	12	17	—	—	5,985
Depreciation and amortization	359	(359)	—	—	—	—
Gross margin	1,631	352	53	—	—	2,036
Operations & maintenance and other cost of operations	450	—	—	(11)	40	479
Selling, marketing, general & administrative	602	—	—	—	(25)	577
Other	236	(220)	—	—	(23)	(7)
Net Income	$343	$572	$53	$11	$8	$987
1 Excludes operations & maintenance and other cost of operations of $450 million
2 Other adj. includes stock-based compensation of $26 million, acquisition and divestiture integration and transaction costs of $20 million, ARO expenses of $9 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $3 million and other and non-recurring charges of $(50) million

Appendix Table A-3: Third Quarter 2024 and 2023 Adjusted Net Income and Adjusted EPS Reconciliations
The following table summarizes the calculation of Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net (Loss)/Income1:

	Three Months Ended
($ in millions, except per share amounts)	September 30, 2024	Earnings/(Loss) per Share, Basic[2]	Earnings/(Loss) per Share, Diluted[2]	September 30, 2023	Earnings per Share, Basic[2]	Earnings per Share, Diluted[2]
Net (Loss)/Income Available for Common Stockholders	$(784)	$(3.79)	$(3.79)	$326	$1.42	$1.41
Plus:
Dilutive impact adjustment on Net (Loss) Available for Common Stockholders[3]			0.09
Cumulative dividends attributable to Series A Preferred Stock	17	0.08	0.08	17	0.07	0.07
ARO expense	26	0.13	0.12	9	0.04	0.04
Contract and emission credit amortization, net	5	0.02	0.02	(7)	(0.03)	(0.03)
Stock-based compensation	25	0.12	0.12	26	0.11	0.11
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	0.01	0.01	3	0.01	0.01
Acquisition and divestiture integration and transaction costs	9	0.04	0.04	20	0.09	0.09
Cost to achieve	6	0.03	0.03	—	—	—
Deactivation costs	4	0.02	0.02	11	0.05	0.05
(Gain) on sale of assets	(208)	(1.00)	(0.98)	—	—	—
Other and non-recurring charges[4]	13	0.06	0.06	(50)	(0.22)	(0.22)
Mark to market (MtM) loss on economic hedges	1,630	7.87	7.69	53	0.23	0.23
Income Tax[5]	(247)	(1.19)	(1.17)	65	0.28	0.28
Adjusted Income before income taxes	498	$2.41	$2.35	473	$2.06	$2.04
Adjusted income tax[6]	(88)	(0.43)	(0.42)	(96)	(0.42)	(0.41)
Adjusted Net Income before Preferred Stock dividends	410	$1.98	$1.93	377	$1.64	$1.63
Cumulative dividends attributable to Series A Preferred Stock	(17)	(0.08)	(0.08)	(17)	(0.07)	(0.07)
Adjusted Net Income[7]	$393	$1.90	$1.85	$360	$1.57	$1.55
1 Items may not sum due to rounding
2 Earnings per share amounts are based on weighted average number of common shares outstanding - basic of 207 million and 230 million for the three months ended September 30, 2024 and 2023, respectively, and on weighted average number of common shares outstanding - diluted of 212 million and 232 million for the three months ended September 30, 2024 and 2023, respectively
3 Includes the potential dilutive impacts of the Convertible Senior Notes of 3 million shares and equity compensation of 2 million shares for the three months ended September 30, 2024. Under GAAP when there is a net loss, dilutive securities are not included in the diluted share count as they are anti-dilutive. As Adjusted Net Income is in an income position and not a loss position, this line item reflects the impact of the anti-dilutive securities as if they were dilutive
4 2023 other and non-recurring includes $(50) million of property insurance proceeds
5 Represents GAAP income tax
6 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits, consisting of incentive tax credit in connection with renewable projects as well as production tax credits for carbon recapture for pre-IRA periods. Other Adjustments are shown on pre-tax basis
7 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'

Appendix Table A-4: YTD Third Quarter 2024 Adjusted EBITDA Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss)1:

($ in millions, except per share amounts)	Texas	East	West/ Services/ Other	Vivint Smart Home	Corp/Elim	Total
Net Income/(Loss)	$259	$1,116	$90	$(51)	$(932)	$482
Plus:
Interest expense, net	2	3	21	161	299	486
Income tax	—	—	(21)	(8)	280	251
Loss on debt extinguishment	—	—	—	—	260	260
Depreciation and amortization[2]	240	117	96	561	31	1,045
ARO expense	15	13	1	—	—	29
Contract and emission credit amortization, net	7	54	7	—	—	68
EBITDA	523	1,303	194	663	(62)	2,621
Stock-based compensation[3]	20	9	4	46	—	79
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	3	—	—	3
Acquisition and divestiture integration and transaction costs[4]	—	—	—	9	18	27
Cost to achieve[5]	—	—	—	—	23	23
Deactivation costs	—	13	2	—	—	15
Loss/(gain) on sale of assets	4	—	(208)	—	—	(204)
Other and non-recurring charges	1	9	12	11	(8)	25
Impairments	—	—	15	—	—	15
Mark to market (MtM) losses/(gains) on economic hedges	707	(610)	186	—	—	283
Adjusted EBITDA	$1,255	$724	$208	$729	$(29)	$2,887
Interest expense, net						(486)
Depreciation and amortization						(1,045)
Adjusted Income before income taxes						1,356
Adjusted income tax[6]						(239)
Adjusted Net Income before Preferred Stock dividends						1,117
Cumulative dividends attributable to Series A Preferred Stock						(51)
Adjusted Net Income[7]						1,066
Weighted average number of common shares outstanding - basic						207
Adjusted EPS						$5.15
1 Adjusted EBITDA recast to exclude all impacts of amortization of capitalized contract costs related to fulfillment, now reflected in depreciation and amortization
2 Depreciation and amortization recast to include impact of amortization of capitalized contract costs
3 Stock-based compensation excludes $2 million reflected in cost to achieve and $1 million reflected in acquisition and divestiture integration and transaction costs
4 Includes stock-based compensation of $1 million
5 Includes stock-based compensation of $2 million
6Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits, consisting of incentive tax credit in connection with renewable projects as well as production tax credits for carbon recapture for pre-IRA periods
7Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'

YTD Third Quarter 2024 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Vivint Smart Home	Corp/Elim	Total
Revenue[1]	$8,297	$8,655	$2,950	$1,434	$(32)	$21,304
Cost of fuel, purchased power and other cost of sales[2]	5,683	7,176	2,421	108	(17)	15,371
Economic gross margin	2,614	1,479	529	1,326	(15)	5,933
Operations & maintenance and other cost of operations[3]	754	327	177	178	3	1,439
Selling, general and administrative costs[4]	604	426	182	419	6	1,637
Other	1	2	(38)	—	5	(30)
Adjusted EBITDA	$1,255	$724	$208	$729	$(29)	$2,887
1 Excludes MtM gain of $(32) million and contract amortization of $25 million
2 Includes TDSP expense, capacity and emission credits
3 Excludes ARO expense of $29 million, deactivation costs of $15 million, other and non-recurring charges of $10 million and stock-based compensation of $7 million
4 Excludes stock-based compensation of $72 million, cost to achieve of $23 million, acquisition and divestiture integration and transaction costs of $5 million and other and non-recurring charges of $2 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$21,311	$25	$(32)	$—	$—	$21,304
Cost of operations (excluding depreciation and amortization shown below)[1]	15,729	(43)	(315)	—	—	15,371
Depreciation and amortization	1,045	(1,045)	—	—	—	—
Gross margin	4,537	1,113	283	—	—	5,933
Operations & maintenance and other cost of operations	1,500	—	—	(15)	(46)	1,439
Selling, general and administrative costs	1,739	—	—	—	(102)	1,637
Other	816	(737)	—	—	(109)	(30)
Net Income	$482	$1,850	$283	$15	$257	$2,887
1 Excludes operations & maintenance and other cost of operations of $1,500 million
2 Other adj. includes loss on debt extinguishment of $260 million, stock-based compensation of $79 million, ARO expense of $29 million, acquisition and divestiture integration and transaction costs of $27 million, other and non-recurring charges of $25 million, cost to achieve of $23 million, impairments of $15 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $3 million and gain on sale of assets $(204) million

Appendix Table A-5: YTD Third Quarter 2023 Adjusted EBITDA Reconciliation by Operating Segment and Consolidated Adjusted EPS Reconciliation
The following table summarizes the calculation of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss)1:

($ in millions, except per share amounts)	Texas	East	West/ Services/ Other	Vivint Smart Home[2]	Corp/Elim	Total
Net Income/(Loss)	$1,532	$(1,187)	$(601)	$(66)	$(362)	$(684)
Plus:
Interest expense, net	2	(12)	18	97	319	424
Income tax	—	(1)	(83)	(20)	(78)	(182)
Depreciation and amortization[3]	257	122	73	442	27	921
ARO expense	7	7	—	—	—	14
Contract and emission credit amortization, net	9	83	10	—	—	102
EBITDA	1,807	(988)	(583)	453	(94)	595
Stock-based compensation[4]	15	6	3	41	—	65
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	—	—	11	—	—	11
Acquisition and divestiture integration and transaction costs[5]	—	—	—	39	76	115
Deactivation costs	—	19	8	—	—	27
(Gain) on sale of assets	—	(202)	—	—	—	(202)
Other and non-recurring charges[6]	(91)	4	(2)	2	1	(86)
Mark to market (MtM) (gains)/losses on economic hedges	(421)	1,723	631	—	—	1,933
Adjusted EBITDA	$1,310	$562	$68	$535	$(17)	$2,458
Interest expense, net						(424)
Depreciation and amortization						(921)
Adjusted Income before income taxes						1,113
Adjusted income tax[7]						(226)
Adjusted Net Income before Preferred Stock dividends						887
Cumulative dividends attributable to Series A Preferred Stock						(38)
Adjusted Net Income[8]						849
Weighted average number of common shares outstanding - basic						230
Adjusted EPS						$3.69
1 Adjusted EBITDA recast to exclude all impacts of amortization of capitalized contract costs related to fulfillment, now reflected in depreciation and amortization
2 Vivint Smart Home acquired in March 2023
3 Depreciation and amortization recast to include impact of amortization of capitalized contract costs
4 Stock-based compensation excludes $23 million reflected in acquisition and divestiture integration and transaction costs
5 Includes stock-based compensation of $23 million
6 Other and non-recurring includes $(96) million of property insurance proceeds
7 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits, consisting of incentive tax credit in connection with renewable projects as well as production tax credits for carbon recapture for pre-IRA periods
8 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'

YTD Third Quarter 2023 condensed financial information by Operating Segment:

($ in millions)	Texas	East	West/ Services/ Other	Vivint Smart Home[1]	Corp/Elim	Total
Revenue[2]	$8,235	$9,485	$3,164	$1,070	$(10)	$21,944
Cost of fuel, purchased power and other cost of sales[3]	5,613	8,193	2,771	82	(6)	16,653
Economic gross margin	2,622	1,292	393	988	(4)	5,291
Operations & maintenance and other cost of operations[4]	785	330	185	127	(3)	1,424
Selling, marketing, general & administrative[5]	530	401	165	326	15	1,437
Other	(3)	(1)	(25)	—	1	(28)
Adjusted EBITDA	$1,310	$562	$68	$535	$(17)	$2,458
1 Vivint Smart Home acquired in March 2023
2 Excludes MtM gain of $(96) million and contract amortization of $24 million
3 Includes TDSP expense, capacity and emission credits
4 Excludes other and non-recurring charges of $(93) million, deactivation costs of $27 million, ARO expense of $14 million and stock-based compensation of $5 million
5 Excludes stock-based compensation of $60 million, acquisition and divestiture integration and transaction costs of $4 million and other and non-recurring charges of $1 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed Consolidated Results of Operations	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.[2]	Adjusted EBITDA
Revenue	$22,016	$24	$(96)	$—	$—	$21,944
Cost of operations (excluding depreciation and amortization shown below)[1]	18,760	(78)	(2,029)	—	—	16,653
Depreciation and amortization	921	(921)	—	—	—	—
Gross margin	2,335	1,023	1,933	—	—	5,291
Operations & maintenance and Other cost of operations	1,377	—	—	(27)	74	1,424
Selling, marketing, general & administrative	1,502	—	—	—	(65)	1,437
Other	140	(242)	—	—	74	(28)
Net (Loss)/Income	$(684)	$1,265	$1,933	$27	$(83)	$2,458
1 Excludes operations & maintenance and other cost of operations of $1,377 million
2 Other adj. includes acquisition and divestiture integration and transaction costs of $115 million, stock-based compensation costs of $65 million, ARO expense of $14 million, NRG share of adjusted EBITDA in unconsolidated affiliates of $11 million, gain on sale of assets of $(202) million and other and non-recurring charges of $(86) million

Appendix Table A-6: YTD Third Quarter 2024 and 2023 Adjusted Net Income and Adjusted EPS Reconciliations
The following table summarizes the calculation of Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income/(Loss)1:

	Nine Months Ended
($ in millions, except per share amounts)	September 30, 2024	Earnings per Share, Basic[2]	Earnings per Share, Diluted[2]	September 30, 2023	Earnings/(Loss) per Share, Basic[2]	Earnings/(Loss) per Share, Diluted[2]
Net Income/(Loss) Available for Common Stockholders	$431	$2.08	$2.02	$(722)	$(3.14)	$(3.14)
Plus:
Dilutive impact adjustment on Net (Loss) Available for Common Stockholders[3]						0.01
Cumulative dividends attributable to Series A Preferred Stock	51	0.25	0.24	38	0.17	0.16
Loss on debt extinguishment	260	1.26	1.22	—	—	—
ARO expense	29	0.14	0.14	14	0.06	0.06
Contract and emission credit amortization, net	68	0.33	0.32	102	0.44	0.44
Stock-based compensation[4]	79	0.38	0.37	65	0.28	0.28
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	3	0.01	0.01	11	0.05	0.05
Acquisition and divestiture integration and transaction costs[5]	27	0.13	0.13	115	0.50	0.50
Cost to achieve[6]	23	0.11	0.11	—	—	—
Deactivation costs	15	0.07	0.07	27	0.12	0.12
(Gain) on sale of assets	(204)	(0.99)	(0.96)	(202)	(0.88)	(0.87)
Other and non-recurring charges[7]	25	0.12	0.12	(86)	(0.37)	(0.37)
Impairments	15	0.07	0.07	—	—	—
Mark to market (MtM) loss on economic hedges	283	1.37	1.33	1,933	8.40	8.37
Income Tax[8]	251	1.21	1.18	(182)	(0.79)	(0.79)
Adjusted Income before income taxes	1,356	$6.55	$6.37	1,113	$4.84	$4.82
Adjusted income tax[9]	(239)	(1.15)	(1.12)	(226)	(0.98)	(0.98)
Adjusted Net Income before Preferred Stock dividends	1,117	$5.40	$5.24	887	$3.86	$3.84
Cumulative dividends attributable to Series A Preferred Stock	(51)	(0.25)	(0.24)	(38)	(0.17)	(0.16)
Adjusted Net Income[10]	$1,066	$5.15	$5.00	$849	$3.69	$3.68
1 Items may not sum due to rounding
2 Earnings per share amounts are based on weighted average number of common shares outstanding - basic of 207 million and 230 million for the nine months ended September 30, 2024 and 2023, respectively, and on weighted average number of common shares outstanding - diluted of 213 million and 231 million for the nine months ended September 30, 2024 and 2023, respectively
3 Includes the potential dilutive impact of equity compensation of 1 million shares for the nine months ended September 30, 2023. Per GAAP when there is a net loss, dilutive securities are not included in the diluted share count as they are anti-dilutive. As Adjusted Net Income is in an income position and not a loss position, this line item reflects the impact of the anti-dilutive securities as if they were dilutive
4 2024 stock-based compensation excludes $2 million reflected in cost to achieve and $1 million reflected in acquisition and divestiture integration and transaction; 2023 stock-based compensation excludes $23 million reflected in acquisition and divestiture integration and transaction costs
5 2024 includes stock-based compensation of $1 million; 2023 includes stock-based compensation of $23 million
6 2024 includes stock-based compensation of $2 million
7 2023 other and non-recurring includes $(96) million of property insurance proceeds
8 Represents GAAP income tax
9 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits, consisting of incentive tax credit in connection with renewable projects as well as production tax credits for carbon recapture for pre-IRA periods. Other Adjustments are shown on pre-tax basis
10 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'

Appendix Table A-7: Three Months Ended September 30, 2024 and 2023 Free Cash Flow before Growth Investments (FCFbG)

The following table summarizes the calculation of FCFbG, providing a reconciliation to Cash provided by operating activities and Adjusted Net Income:

	Three Months Ended
($ in millions)	9/30/24	9/30/23
Adjusted Net Income	$393	$360
Cumulative dividends attributable to Series A Preferred Stock	17	17
Interest payments (in excess of)/less than expense	28	(36)
Depreciation and amortization	352	359
Income tax payments less than expense	82	88
Gross capitalized contract costs[1]	(259)	(265)
Collateral / working capital / other assets and liabilities[2]	(582)	43
Cash provided by operating activities	31	566
Net receipts from settlement of acquired derivatives that include financing elements	10	14
Acquisition and divestiture integration and transaction costs[3]	28	20
GenOn pension	18	—
Adjustment for change in collateral	740	(167)
Nuclear decommissioning trust liability	—	(8)
Effect of exchange rate changes on cash and cash equivalents	1	(3)
Adjusted cash provided by operating activities	828	422
Maintenance capital expenditures, net[4]	(55)	(102)
Environmental capital expenditures	(7)	(1)
Cost of acquisition	49	36
Free Cash Flow before Growth Investments (FCFbG)	$815	$355
1 Gross capitalized contract costs represent the costs directly related and incremental to the origination of new contracts, modification of existing contracts or to the fulfillment of the related subscriber contracts; these costs include installed products, commissions, other compensation and cost of installation of new or upgraded customer contracts; these costs are amortized on a straight-line basis over the expected period of benefit to depreciation and amortization
2 Includes the cash impact of Net deferred revenue
3 Three months ended 9/30/24 includes $6 million Cost to achieve payments
4 Three months ended 9/30/23 includes W.A. Parish Unit 8 insurance recoveries related to property, plant and equipment of $52 million

Appendix Table A-8: Nine Months Ended September 30, 2024 and 2023 Free Cash Flow before Growth Investments (FCFbG)

The following table summarizes the calculation of FCFbG, providing a reconciliation to Cash provided/(used) by operating activities and Adjusted Net Income:

	Nine Months Ended
($ in millions)	9/30/24	9/30/23
Adjusted Net Income	$1,066	$849
Cumulative dividends attributable to Series A Preferred Stock	51	38
Interest payments less than expense	34	28
Depreciation and amortization	1,045	921
Income tax payments less than expense	127	186
Gross capitalized contract costs[1]	(698)	(622)
Collateral/working capital/other assets and liabilities[2]	(271)	(1,862)
Cash provided by/(used by) operating activities	1,354	(462)
Net (payments)/receipts from settlement of acquired derivatives that include financing elements	(2)	332
Acquisition and divestiture integration and transaction costs[3]	63	95
Astoria fees	—	3
Proceeds from sale of land	9	—
GenOn pension	18	—
Encina site improvement	—	7
Adjustment for change in collateral	80	1,188
Nuclear decommissioning trust liability	—	(13)
Effect of exchange rate changes on cash and cash equivalents	1	—
Adjusted cash provided by operating activities	1,523	1,150
Maintenance capital expenditures, net[4]	(178)	(256)
Environmental capital expenditures	(15)	(1)
Cost of acquisition	108	90
Free Cash Flow before Growth Investments (FCFbG)	$1,438	$983
1 Gross capitalized contract costs represent the costs directly related and incremental to the origination of new contracts, modification of existing contracts or to the fulfillment of the related subscriber contracts; these costs include installed products, commissions, other compensation and cost of installation of new or upgraded customer contracts; these costs are amortized on a straight-line basis over the expected period of benefit to depreciation and amortization
2 Includes the cash impact of Net deferred revenue
3 Nine months ended 9/30/24 includes $23 million Cost to achieve payments and excludes $3 million non-cash stock-based compensation; nine months ended 9/30/23 excludes $23 million non-cash stock-based compensation
4 Nine months ended 9/30/24 includes W.A. Parish Unit 8 insurance recoveries related to property, plant and equipment of $3 million; nine months ended 9/30/23 includes W.A. Parish Unit 8 and Limestone Unit 1 insurance recoveries related to property, plant and equipment of $173 million

Appendix Table A-9: Nine Months Ended September 30, 2024 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity for the nine months ended September 30, 2024:

($ in millions)	Nine months ended September 30, 2024
Sources:
Adjusted cash provided by operating activities	$1,523
Change in availability under revolving credit facility and collective collateral facilities	1,052
Proceeds from issuance of long-term debt	875
Proceeds from sales of assets, net of cash disposed	495
Uses:
Repayments of long-term debt and finance leases	(960)
Payments of dividends to preferred and common stockholders	(322)
Payments for share repurchase activity	(316)
Payments for debt extinguishment costs	(258)
Maintenance and environmental capital expenditures, net[1]	(192)
Investments and integration capital expenditures	(91)
Acquisition and divestiture integration and transaction costs	(58)
Payments for shares repurchased in lieu of tax withholdings	(45)
Payments for acquisitions of businesses and assets, net of cash acquired	(33)
Net purchases of emission allowances	(16)
Payments of debt issuance costs	(13)
Cash collateral paid in support of energy risk management activities	(8)
Other investing and financing	(32)
Change in Total Liquidity	$1,601
1 Includes $3 million of W.A. Parish Unit 8 insurance recoveries related to property, plant and equipment

Appendix Table A-10: Guidance Reconciliations
The following table summarizes the 2024 Original and Raised Guidance calculations of Adjusted EBITDA, Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income1:

	2024 Original	2024 Raised	2025
($ in millions, except per share amounts)	Guidance	Guidance	Guidance
Net Income[2]	$750 - $1,000	$925 - $1,075	$1,025 - $1,225
Interest expense, net	640	640	635
Income tax[3]	345	395	390 - 440
Depreciation and amortization[4]	1,420	1,420	1,400
ARO expense	25	25	25
Stock-based compensation	100	100	100
Acquisition and divestiture integration and transaction costs	55	55	20
Other[5]	95	95	130
Adjusted EBITDA	$3,430 - $3,680	$3,655 - $3,805	$3,725 - $3,975
Interest expense, net	(640)	(640)	(635)
Depreciation and amortization	(1,420)	(1,420)	(1,400)
Adjusted Income before income taxes	$1,370 - $1,620	$1,595 - $1,745	$1,690 - $1,940
Adjusted income tax expense[6]	(263)	(293)	(293) - (343)
Adjusted Net Income before Preferred Stock dividends	$1,107 - $1,357	$1,302 - $1,452	$1,397 - 1,597
Cumulative dividends attributable to Series A Preferred Stock	(67)	(67)	(67)
Adjusted Net Income[7]	$1,040 - $1,290	$1,235 - $1,385	$1,330 - $1,530
Weighted average number of common shares outstanding - basic	206	206	197
Adjusted EPS	$5.00 - $6.30	$5.95 - $6.75	$6.75 - $7.75
1 Adjusted EBITDA recast to exclude all impacts of amortization of capitalized contract costs related to fulfillment, now reflected in depreciation and amortization
2 The Company does not guide to Net Income due to the impact of fair value adjustments related to derivatives in a given year. For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero
3 Represents anticipated GAAP income tax
4 Depreciation and amortization recast to include impact of amortization of capitalized contract costs
5 Includes adjustments for sale of assets, adjustments to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates, deactivation costs, other non-recurring expenses, and does not include the adjustment for loss on debt extinguishment which was $260 million as of September 30, 2024 and does not include gain on sale of Airtron of $208 million
6 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits, consisting of incentive tax credit in connection with renewable projects as well as production tax credits for carbon recapture for pre-IRA periods. Other Adjustments are shown on pre-tax basis
7 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'; see appendix table A-11 for GAAP Reconciliation

Appendix Table A-11: 2024 and 2025 Guidance Adjusted Net Income and Adjusted EPS Reconciliations

The following table summarizes the 2024 Guidance calculations of Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income1:

	2024 Original Guidance		2024 Raised Guidance
($ in millions, except per share amounts)	Full Year 2024	Earnings per Share, Basic[2]	Full Year 2024	Earnings per Share, Basic[2]
Net Income[3]	$750 - $1,000	N/A	$925 - $1,075	N/A
Cumulative dividends attributable to Series A Preferred Stock	(67)	N/A	(67)	N/A
Net Income Available for Common Stockholders	$683 - $933	$3.25 - $4.55	$858 - $1,008	$4.10 - $4.90
Plus:
Cumulative dividends attributable to Series A Preferred Stock	67	0.33	67	0.33
ARO Expense	25	0.12	25	0.12
Stock-based compensation	100	0.49	100	0.49
Acquisition and divestiture integration and transaction costs	55	0.27	55	0.27
Other[4]	95	0.46	95	0.46
Income Tax[5]	345	1.67	395	1.92
Adjusted Income before income taxes	$1,370 - $1,620	$6.60 - $7.90	$1,595 - $1,745	$7.70 - $8.50
Adjusted income tax[6]	(263)	(1.28)	(293)	(1.42)
Adjusted Net Income before Preferred Stock dividends	$1,107 - $1,357	$5.35 - $6.65	$1,302 - $1,452	$6.30 - $7.10
Cumulative dividends attributable to Series A Preferred Stock	(67)	(0.33)	(67)	(0.33)
Adjusted Net Income[7]	$1,040 - $1,290	$5.00 - $6.30	$1,235 - $1,385	$5.95 - $6.75
1 Items may not sum due to rounding
2 Earnings per share amount is based on weighted average number of common shares outstanding - basic of 206 million for 2024 original and 2024 raised guidance
3 The Company does not guide to Net Income due to the impact of fair value adjustments related to derivatives in a given year. For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero
4 Includes adjustments for sale of assets, adjustments to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates, deactivation costs, other non-recurring expenses, and does not include the adjustment for loss on debt extinguishment which was $260 million as of September 30, 2024 and does not include gain on sale of Airtron of $208 million
5 Represents anticipated GAAP income tax
6 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits, consisting of incentive tax credit in connection with renewable projects as well as production tax credits for carbon recapture for pre-IRA periods. Other Adjustments are shown on pre-tax basis
7 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'

The following table summarizes the 2025 Guidance calculations of Adjusted Net Income and Adjusted EPS and provides a reconciliation from Net Income1:

	2025 Guidance
($ in millions, except per share amounts)	Full Year 2025	Earnings per Share, Basic[2]
Net Income[3]	$1,025 - $1,225	N/A
Cumulative dividends attributable to Series A Preferred Stock	(67)	N/A
Net Income Available for Common Stockholders	$958 - $1,158	$4.85 - $5.85
Plus:
Cumulative dividends attributable to Series A Preferred Stock	67	0.34
ARO Expense	25	0.13
Stock-based compensation	100	0.51
Acquisition and divestiture integration and transaction costs	20	0.10
Other[4]	130	0.66
Income Tax[5]	390 - 440	1.98 - 2.23
Adjusted Income before income taxes	$1,690 - $1,940	$8.70 - $9.70
Adjusted income tax[6]	(293) - (343)	(1.49) - (1.74)
Adjusted Net Income before Preferred Stock dividends	$1,397 - $1,597	$7.10 - $8.10
Cumulative dividends attributable to Series A Preferred Stock	(67)	(0.34)
Adjusted Net Income[7]	$1,330 - $1,530	$6.75 - $7.75
1 Items may not sum due to rounding
2 Earnings per share amount is based on weighted average number of common shares outstanding - basic of 197 million for 2025 guidance
3 For purposes of guidance, fair value adjustments related to derivatives are assumed to be zero
4 Includes adjustments for sale of assets, adjustments to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates, deactivation costs and other non-recurring expenses
5 Represents anticipated GAAP income tax
6 Income tax calculated using Adjusted ETR on Adjusted Income before income taxes. Adjusted ETR includes impact of NRG’s tax credits, consisting of incentive tax credit in connection with renewable projects as well as production tax credits for carbon recapture for pre-IRA periods. Other Adjustments are shown on pre-tax basis
7 Adjusted Net Income as shown here is 'Adjusted Net Income available for common stockholders'

Appendix Table A-12: 2024 and 2025 Guidance Reconciliations
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Net Income, and the calculation of FCFbG providing a reconciliation to Cash provided by operating activities and Adjusted Net Income:

	2024 Original	2024 Raised	2025
($ in millions)	Guidance	Guidance	Guidance
Adjusted Net Income	$ 1,040 - 1,290	$ 1,235 - 1,385	$ 1,330 - 1,530
Cumulative dividends attributable to Series A preferred stock	67	67	67
Interest payments less than expense	40	40	25
Depreciation and amortization	1,420	1,420	1,400
Income tax (excess of)/less than expense	103	133	168 - 218
Gross capitalized contract costs[1]	(830)	(830)	(895)
Working capital/other assets and liabilities[2]	(15)	(90)	(10)
Cash provided by operating activities[3]	1,825 - 2,075	1,975 - 2,125	2,085 - 2,335
Acquisition and other costs[2]	124	124	35
Adjusted cash provided by operating activities	1,949 - 2,199	2.099 - 2,249	2,120 - 2,370
Maintenance capital expenditures, net[4]	(240) - (260)	(240) - (260)	(240) - (260)
Environmental capital expenditures	(20) - (30)	(20) - (30)	(20) - (30)
Cost of acquisition	145	145	130
Free Cash Flow before Growth Investments (FCFbG)	$ 1,825 - 2,075	$ 1,975 - 2,125	$ 1,975 - 2,225

1 Gross capitalized contract costs represent the costs directly related and incremental to the origination of new contracts, modification of existing contracts or to the fulfillment of the related subscriber contracts; these costs include installed products, commissions, other compensation, and cost of installation of new or upgraded customer contracts; these costs are amortized on a straight-line basis over the expected period of benefit to depreciation and amortization
2 Working capital / other assets and liabilities include payments for Acquisition and divestiture integration and transaction costs which is adjusted in
Acquisition and other costs and Net deferred revenues
3 Excludes fair value adjustments related to derivatives and changes in collateral deposits in support of risk management activities
4 Includes W.A. Parish Unit 8 expected insurance recoveries related to property, plant and equipment

Appendix Table A-13: Actual Full Year 2023 Adjusted EBITDA Reconciliation for Airtron
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation from Net Income:

($ in millions)	Airtron (Unaudited)
Net Income	$29
Plus:
Depreciation and amortization	28
EBITDA	57
Other costs	1
Adjusted EBITDA	$58

Non-GAAP Financial Measures

NRG reports its financial results in accordance with the accounting principles generally accepted in the United States (GAAP) and supplements with certain non-GAAP financial measures. These measures are not recognized in accordance with GAAP and should not be viewed in isolation or as an alternative to GAAP measures of performance. In addition, other companies may calculate non-GAAP financial measures differently than NRG does, limiting their usefulness as a comparative measure.

NRG uses the following non-GAAP measures to provide additional insight into financial performance:

•Adjusted EBITDA: Defined as EBITDA (earnings before interest, taxes, depreciation, and amortization, impact of asset retirement obligation expenses and contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances) with further adjustments for stock-based compensation, impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, gains or losses on the repurchase, modification or extinguishment of debt, restructuring costs, and other non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments or non-controlling interests. Adjusted EBITDA is intended to facilitate period-to-period comparisons and is widely used by investors for performance assessment.

•Adjusted Net Income: Defined as net income available to common shareholders excluding the impact of asset retirement obligation expenses, contract amortization consisting of amortization of power and fuel contracts and amortization of emission allowances, stock-based compensation, impairment losses, deactivation costs, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from forward position of economic hedges, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments and non-controlling interests.

•Adjusted Earnings per Share (EPS): Defined as Adjusted Net Income, divided by the average basic common shares outstanding. The Company believes that using average basic common shares outstanding offers a more accurate view of recurring per-share earnings, as it better reflects the impact of the fully hedged convertible note callable in mid-2025.

•Adjusted Cash provided/(used) by operating activities: Defined as Cash provided/(used) by operating activities with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration, related restructuring costs, adjustment for change in collateral, and the impact of extraordinary, unusual or non-recurring items.

•Free Cash Flow before Growth Investments: Defined as Adjusted Cash provided/(used) by operating activities less maintenance and environmental capital expenditures, net of funding and insurance recoveries related to property, plant and equipment, and adjustments to exclude cost of acquisition related to growth.

Management believes these non-GAAP financial measures are useful to investors and other users of NRG's financial statements in evaluating the Company’s operating performance and growth, as well as the impact of the Company’s capital allocation program. They provide an additional tool to compare business performance across periods and adjust for items that management does not consider indicative of NRG’s future operating performance. Management uses these non-GAAP financial measures to assist in comparing financial performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.